UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
March 17, 2011
SPARTECH CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5911	43-0761773
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
120 S. Central Avenue, Suite 1700

Clayton, Missouri 63105
(Address of principal executive offices) (Zip Code)
(314) 721-4242
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

EXPLANATORY NOTE

Spartech Corporation (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to the Company's Current Report on Form 8-K dated March 17, 2011, which was originally filed on March 21, 2011 (the “Original 8-K”), to update disclosures made under Item 5.07 regarding the frequency of future shareholder advisory (non-binding) votes on the compensation of the Company's named executive officers (“Say-on-Pay”).

Except for the foregoing, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company's 2011 Annual Meeting of Shareholders on March 17, 2011, the shareholders approved on a non-binding advisory basis, the holding of Say-on-Pay votes on an annual basis. In light of this result and other factors considered by the Compensation Committee of the Board of Directors of the Company, the Compensation Committee has determined that the Company will hold annual Say-on-Pay votes until the next required advisory vote on the frequency of Say-on-Pay votes occurs. The next non-binding advisory vote regarding such frequency will be held no later than the Company's 2017 Annual Meeting of Shareholders, although an earlier vote regarding the frequency may be held at the Compensation Committee's discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2011    SPARTECH CORPORATION

By:  /s/ Randy C. Martin
Randy C. Martin
Executive Vice President Corporate Development
And Chief Financial Officer
Spartech Corporation